Exhibit 10.1

AMENDMENT NO. 2

TO

AMENDED AND RESTATED OFFICE LEASE AGREEMENT

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED OFFICE LEASE AGREEMENT is made and entered into by and among BLUME YALE LIMITED PARTNERSHIP, a Washington limited partnership (“Landlord”) and ONVIA INC., a Delaware corporation, f/k/a Onvia.com, a Washington corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into a certain Amended and Restated Office Lease Agreement dated February 8, 2000, as amended by Amendment No. 1 to Amended and Restated Office Lease Agreement dated January 31, 2001 (collectively, “Lease”).

B. Tenant desires to relinquish possession of a portion of the Premises described in the Lease to accommodate the occupancy of such space by Bill & Melinda Gates Foundation (“Gates”) pursuant to the terms of a direct lease to be entered into between Gates and Landlord for such space (“Gates Lease”), and Landlord is willing to accept the same, all subject to the terms and conditions set forth herein. The relinquished space consists of the entirety of Floor 4 of the Building and that portion of Floor 1 shown on Exhibit A annexed hereto that is not part of the Premises following the Implementation Date described in Section 10 below (collectively, “Gates Space”).

C. This Amendment is subject to the approval of Landlord’s lender, and neither party shall be bound by the terms of this Amendment until the approval of Landlord’s lender is received in form satisfactory to Lender.

NOW, THEREFORE, in consideration of the foregoing, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Definitions. Capitalized terms used in this Amendment without definition, including the foregoing recitals, shall have the same meanings ascribed to such terms in the Lease.

2. Lease Summary. Sections 1.1, 4.1, 4.2 and 21.25 of the Lease Summary are deleted in their entirety and the following substituted in lieu thereof:

“Section 1.1 The Building

(a)	Name:	Mercer Yale Building
(b)	Address:	1260 Mercer Street
Seattle, Washington 98109
(c)	Total Rentable Area of Building:	104,500 square feet

The Premises

(a)	Total Rentable Area:	29,785 square feet
(b)	Floor Location:	First (partial), Plaza and Third

Section 4.1 Basic Rent

Month(s)	Fixed Amount
01/01/07-04/30/07	$113,754.93
05/01/07-12/31/07	117,046.59
01/01/08-04/30/08	114,135.21
05/01/08-12/31/08	118,385.21
01/01/09-04/30/09	115,473.84
05/01/09-12/31/09	122,057.18
01/01/10-04/30/10	119,145.80

Section 4.2 Operating Expenses

(a)	Tenant’s Proportionate Share: 30.32%

Section 21.25 Stipulated Parking Spaces: Seventy Seven (77) spaces.”

3. Premises Defined. The last sentence of Section 1.1 of the Lease is deleted in its entirety.

4. Basic Rent. Section 4.1 of the Lease is deleted in its entirety and the following substituted in lieu thereof:

Section 4.1 Basic Rent.

4.1.1 The term “Basic Rent” for any month during the Term means the sum of (a) the Fixed Amount as specified in the Lease Summary, plus (b) the Operating Expenses Factor, and (c) the Parking Factor. Basic Rent attributable to each month of the Lease Term is payable on or before the 25th day of the preceding month. Basic Rent for any partial month shall be prorated based upon the actual number of days in that partial month. Basic Rent shall not be adjusted (either upward or downward) despite subsequent measurements of the rentable area of the Premises which identify discrepancies between the actual area and that shown in the Lease Summary.

4.1.2 The term “Operating Expense Factor” means, for any month, 3.773% of Operating Expenses for the 2007 Lease Year. [45.28% ÷ 12].

4.1.3 The term “Parking Factor” means, for any month, the amount depicted in the last column of the following table, which is the product obtained by multiplying (A) the Parking Rate Differential for such month by (B) 102. The term “Parking Rate Differential” means the positive difference between (A) the per space monthly amount payable by Tenant for parking spaces pursuant to Paragraph 4 of Exhibit E, agreed to be the amount depicted in the column labeled “Onvia Rate” in the following table and (B) the amount depicted in the “Gates Rate” column in following table:

Month(s)	Onvia Rate	Gates Rate	Differential	Parking Factor
01/01/07-04/30/07	$162.50	$100.00	$62.50	$6,375.00
05/01/07-12/31/07	168.75	100.00	68.75	7,012.50.
01/01/08-04/30/08	168.75	106.25	62.50	6,375.00
05/01/08-12/31/08	175.00	106.25	68.75	7,012.50
01/01/09-04/30/09	175.00	109.98	65.02	6,632.04
05/01/09-12/31/09	181.25	109.98	71.27	7,269.54
01/01/10-04/30/10	181.25	111.09	70.16	7,156.32

5. Name of Building. Section 21.19 of the Lease is deleted in its entirety.

6. Tenant Floor Plan. Exhibit A of the Lease is deleted in its entirety and Exhibit A annexed hereto is substituted in lieu thereof.

7. Option to Extend Term. The last sentence of Exhibit E, Paragraph 1 of the Lease is deleted in its entirety and the following substituted in lieu thereof:

“Tenant shall deliver to Landlord a written notice of Tenant’s exercise of its option to extend hereunder not later than April, 30, 2009.”

8. Parking Rates. Pursuant to Exhibit E, Paragraph 4 of the Lease, Landlord and Tenant agree to the following as the monthly parking rate per space through April 30, 2010:

Month(s)	Rate
01/01/07-04/30/07	$162.50
05/01/07-12/31/07	168.75
01/01/08-04/30/08	168.75
05/01/08-12/31/08	175.00
01/01/09-04/30/09	175.00
05/01/09-12/31/09	181.25
01/01/10-04/30/10	181.25

9. Building Signage; Storage.

9.1 Building Signage. Pursuant to Exhibit E, Paragraph 3 of the Lease, as previously amended, Landlord reserves its option to limit Tenant to the one (1) existing sign on the Building on the Interstate 5 north side of the Building and to reduce the size of that sign.

9.2 Storage. Pursuant to Exhibit E, Paragraph 6 of the Lease, as previously amended, the storage areas currently used by Tenant shall be reduced to approximately thirty and thirty-two hundredths percent (30.32%) of the area currently used by Tenant. Annexed as Exhibit B is a drawing that depicts the areas that Tenant is entitled to use for storage purposes subsequent to the Implementation Date.

10. Effective Date of Modifications. Subject to Sections 11, 12 and 13 of this Amendment, the amendments and modifications provided for in this Amendment, including Section 4.1 of the Lease Summary, shall be effective as of January 1, 2007 (“Implementation Date”).

11. Transition Matters. During the period between the execution of this Amendment and the Implementation Date, Landlord and Tenant agree as follows regarding access to and use of the Premises and other transition issues relating to the occupancy by Gates:

11.1 Vacation of Gates Space. Not later than October 1, 2006, Tenant will vacate the Gates Space to allow Gates access to such area for Gates’ use and improvement according to the terms of the agreement between Tenant and Gates annexed hereto as Exhibit C (the “Ancillary Agreement”).

11.2 Condition of Gates Space Upon Vacation. Upon vacation, Tenant will leave the Gates Space in broom clean, finished condition adequate for standard office use in accordance with the Ancillary Agreement. Tenant will remove the Floor 1 demising wall, the walk-in freezer on Floor 1, and other improvements on Floor 1 in accordance with the Ancillary Agreement.

11.3 Modifications to Floor 1 Server Room. Not later than October 1, 2006, Tenant will modify the interior access to the server room in accordance with the Ancillary Agreement.

11.4 Payment of Improvement Allowance. Not later than December 15, 2006, Tenant shall have delivered funds to Gates in the amount of $214,890.00 for the benefit of Gates to use in connection with the improvement of the Gates Space.

11.5 Nonexclusive Use of Floor 1 Server Room. Notwithstanding the terms of the Lease, subsequent to the Implementation Date, Tenant’s use of the Floor 1 Server Room shall be nonexclusive and subject to shared usage between Tenant and Gates in accordance with the Ancillary Agreement.

12. Commissions on Transaction. Tenant represents and warrants that it has incurred no liabilities or claims for brokerage commissions or finder’s fees in connection with the negotiation and/or execution of this Lease and that it has not dealt with or has any knowledge of any real estate broker/agent or salesperson in connection with this Lease except for The Staubach Company, whose commission shall be paid by Tenant. Tenant agrees to indemnify, defend, and hold Landlord harmless from and against, all of such liabilities and claims (including, without limitation, attorneys’ fees and costs) made by any other broker/agent or salesperson claiming to represent Tenant in connection with this Lease.

13. Conditions; Lender Consent; Gates Lease; Tenant Performance. This Amendment is not binding on Landlord unless the following conditions are satisfied by the times identified: (i) the receipt by Landlord by September 24, 2006 of the approval of Landlord’s lender to the terms of this Amendment without the imposition of any conditions or other terms that are not acceptable to Landlord in Landlord’s absolute discretion, (ii) execution of the Gates Lease in form satisfactory to Landlord within ten (10) business days of the execution of this Amendment if the Gates Lease has not previously been executed, and (iii) the performance by Tenant of each of Tenant’s obligations at the time and in the manner described Sections 11.1, 11.2, 11.3 and 11.4. In the event any of such conditions remain unsatisfied as of the dates specified, Landlord may elect to rescind this Amendment by delivering written notice to Tenant of such election, upon which delivery this Amendment shall be null and void as if never executed.

14. Ratification. Except as specifically modified as set forth in this Amendment, Landlord and Tenant ratify and confirm the Lease and all provisions contained therein as originally executed and as subsequently amended.

IN WITNESS WHEREOF, this Amendment is executed effective as of the day and year first written above.

TENANT:	ONVIA INC., a Delaware corporation, f/k/a Onvia.com Inc., a Washington corporation

Date: September 1, 2006	By:	/s/ Cameron S. Way
	Its:	Chief Accounting Officer

LANDLORD:	BLUME YALE LIMITED PARTNERSHIP, a Washington limited partnership

Date: September 7, 2006	By:	/s/ Bruce M. Blume
Bruce M. Blume, General Partner

TENANT’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgement is the person whose true signature appears on this document.

On this 1st day of September, 2006, before me personally appeared Cameron S. Way, to me known to be the Chief Accounting Officer of Onvia INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument and that the seal affixed, if any is the corporate seal of said corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.

Andrew H. Mun
Notary Public in and for the State of Washington,
residing at Seattle
My commission expires: August 21, 2010
/s/ Andrew H. Mun
[Type or Print Notary Name]

(Use This Space for Notarial Seal Stamp)

1

LANDLORD’S ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that the persons appearing before me and making this acknowledgment are the persons whose true signatures appear on this document.

On this 7th day of September, 2006, before me personally appeared BRUCE M. BLUME, to me known to be the General Partner of BLUME YALE LIMITED PARTNERSHIP, the limited partnership that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited partnership, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

Tara Yogi
Notary Public in and for the State of Washington,
residing at Seattle
My commission expires: April 20, 2008
/s/ Tara Yogi
[Type or Print Notary Name]

2